Grand Toys International, Inc.

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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): Novembert 14, 2003

GRAND TOYS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-22372	98-0163743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1710 Transacanada Highway, Dorval, Quebec, Canada, H9P 1H7

(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (514) 685-2180

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Grand Toys International, Inc.

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Item 7.

Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1:

Press Release of GRAND TOYS INTERNATIONAL, INC. dated March 30, 2004.

Item 12. Results of Operations and Financial Condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAND TOYS INTERNATIONAL, INC.

By:  /s/ Tania M. Clarke

   Tania M. Clarke

   Executive Vice President and

   Chief Financial Officer

Date:  March 30, 2004

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FOR IMMEDIATE RELEASE

GRAND ANNOUNCES PROFIT:  FOR FOURTH QUARTER AND FISCAL 2003

MONTREAL, CANADA – March 30, 2004 -- Grand Toys International, Inc. (NASDAQ - GRIN) announced its results for its fourth quarter and full year ending December 31, 2003.  For 2003, the Company reported net earnings for the first time since 1997, as well as increased gross profit, and decreased expenses on lower net sales from 2002.

For fiscal 2003, Grand’s gross profit increased by 10.12% from 32.55% in 2002 to 42.67% in 2003, despite a 10.24% decrease in 2003 net sales due to changes in customer and retailer demands. The Company’s focus on tighter inventory controls and the addition of higher margin product lines offset the net sales decrease.

For the year ended December 31, 2003, sales were $11.1 million compared to $12.3 million in 2002. Net earnings for 2003 were $1,113,000, or $0.36 per basic share as compared to a loss of ($827,000), or ($0.40) per basic share in 2002. Net earnings improved by $1,940,000, or over 200% compared with 2002. Grand recorded a gain on discontinued operations of $498,000 for 2003. Without this gain, net earnings would have been $615,000, or $0.20 per basic share. In 2002, Grand recorded a gain on discontinued operations of $197,000. Without this gain, the net loss would have been ($1,024,140) or ($0.50) per basic share

For the year ended December 31, 2003, Grand reported $704,000 in EBITDA, compared to a negative EBITDA of ($911,000) in fiscal 2002.  Grand reduced operating expenses to $4,023,000 in 2003 as compared to operating expenses of $4,927,000 in fiscal 2002. This is an improvement of $904,000. Operating expenses, as a percentage of sales, decreased from 39.93% for fiscal 2002 to 36.52% for 2003, despite the lower net sales base in 2003.

Grand reported net sales of $2.3 million in the fourth quarter of 2003 compared to sales of $3.4 million in the same quarter of 2002. Grand posted net earnings for the fourth quarter were $0.1 million compared to a loss of ($0.4) million in 2002, an improvement of $0.5 million, or over 100% from the comparable quarter of 2002. Basic earnings per share were $0.03 for the fourth quarter compared to a basic per share loss of ($0.14) for the comparable period in 2002. Grand recorded a gain on discontinued operations of $ 56,000 for the last quarter of 2003 as compared to a gain of $114,000 in the fourth quarter 2002. Without this gain, net earnings, for 2003, would have been $81,000, or $0.02 per basic share. For 2002, Grand’s loss before gain recognition would have been ($501,000) or ($0.19) per basic share.

For the fourth quarter of 2003, Grand reported $92,000 in EBITDA, compared to a negative EBITDA of ($475,000) in the same quarter of 2002.  Grand reduced operating expenses to $806,000 in the fourth quarter 2003 as compared to $1,167,000 in the same quarter of 2002. This is an improvement of $361,000.

Elliot Bier, Chairman of Grand Toys, commented, “ We are pleased that Grand’s restructuring efforts have proven successful as evidenced by the Company’s 2003 results. We anticipate that the February 2004 re-launch of Lord of the Rings coupled with the June 2004 Spider-Man 2 movie release will lead to profitable sales for the Company. In addition, Grand is looking forward to consummating the Playwell acquisition in the next couple of months which we believe will further strengthen Grand’s position in the marketplace.”

Founded in 1960, Grand Toys International, Inc. is a premier licensee and distributor of a wide variety of toys and ancillary items in Canada and since January 1999, a supplier of proprietary products in the United States.

This news release contains certain forward-looking statements, including estimates for sales and potential benefits from the Company’s acquisition strategy, which are within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to risk and uncertainties that could cause actual results to differ materially.  Such risks and uncertainties include, but are not limited to, those related to business conditions and the financial strength of the retail industry, particularly for toy and toy-related products; the level of consumer spending for such products; the effect of currency translations; the ability of the Company to successfully obtain its products from suppliers; and the success of advertising, marketing and promotional campaigns.

SOURCE:  Grand Toys International, Inc.

Financial Tables Follow

GRAND TOYS INTERNATIONAL, INC.

Financial Highlights, (in U.S. $)

CONSOLIDATED STATEMENTS OF OPERATIONS

Quarter Ended December 31,

       Year  Ended December 31,

	Unaudited	Unaudited	Audited	Audited
	2003	2002	2003	2002
Net sales	$ 2,333,501	$ 3,413,322	$ 11,076,909	$ 12,339,930
Cost of goods sold	1,435,641	2,721,370	6,349,890	8,323,540
Gross profit	897,860	691,952	4,727,019	4,016,390
Gross profit %	38.48%	20.27%	42.67%	32.55%

Operating expenses	805,559	1,166,541	4,023,119	4,926,991
EBITDA	92,301	(474,589)	703,900	(910,601)

EBITDA %	3.96%	(13.9%)	6.35%	(7.38%)

Interest expense	549	5,329	35,393	9,743
Depreciation and amortization	17,715	22,270	69,530	89,690

Earnings (loss) before income taxes	74,037	(502,188)	598,977	(1,010,034)
Income tax recovery (expense)	7,164	1,558	15,800	(14,106)

Earnings (loss) from continuing
operations	81,201	(500,630)	614,777	(1,024,140)

Earnings (loss) from continuing
operations %	3.48%	(14.67%)	5.55%	(8.30%)

Discontinued operations, net	56,101	114,242	497,800	197,292

Net earnings (loss)	$ 137,302	$ (386,388)	$ 1,112,577	$ (826,848)

Net earnings (loss) %	5.88%	(11.32%)	10.04%	(6.70%)

Earnings (loss) per share:
Continuing operations
Basic	$ 0.02	$ (0.19)	$ 0.20	$ (0.50)
Diluted	0.02	(0.19)	0.17	(0.50)
Discontinued operations
Basic	0.01	0.05	0.16	0.10
Diluted	0.01	0.05	0.14	0.10
Extraordinary item
Basic	0.03	(0.14)	0.36	(0.40)
Diluted	0.03	(0.14)	0.31	(0.40)

Weighted average common shares
Outstanding:
Basic	3,848,722	2,696,645	3,036,151	2,064,465
Diluted	4,378,784	2,696,645	3,573,467	2,064,465

Balance Sheet Data - Audited:	December 31, 2003	December 31, 2002

Total assets	$ 7,343,459	$ 6,244,467
Working capital	3,495,070	1,574,709
Total stockholders’ equity	4,236,148	2,594,689

In this Press Release, Grand discusses financial measures in accordance with GAAP and also on a non-GAAP basis. Grand’s definition of EBITDA is earnings before interest, income taxes, depreciation and amortization. EBITDA does not include gains or losses from the sale of subsidiaries. All references in this press release to EBITDA are to a non-GAAP financial measure. EBITDA, a measure widely used among toy related businesses, is used because management believes that it is an effective way of monitoring the operating performance of our company relative to the industry. Additionally, Grand believes that the use of non-GAAP financial measures enables it and investors to evaluate, and compare from period to period, the results from ongoing operations in a more meaningful and consistent manner.

Reconciliations of GAAP to Non-GAAP financial measures are provided below.

Reconciliation of Earnings before interest, taxes, amortization and depreciation (EBITDA):

	Quarter ended December 31,		Year ended December 31,
	2003	2002	2003	2002
	Unaudited	Unaudited	Unaudited	Unaudited

Net earnings (loss)	$ 137,302	$ (386,388)	$ 1,112,577	$ (826,848)
Interest expense, net	549	5,329	35,393	9,743
Depreciation and amortization	17,715	22,270	69,530	89,690
Income tax (recovery) expense	(7,164)	(1,558)	(15,800)	14,106
Discontinued operation, net	(56,101)	(114,242)	(497,800)	(197,292)

EBITDA	$ 92,301	$ (474,589)	$ 703,900	$ (910,601)